EXHIBIT E

TO:  Secretary of Celeritek, Inc.

     The undersigned, the holder(s) of shares entitled to cast not less than 10 percent of the votes of Celeritek, Inc.
("Celeritek") do hereby call a special meeting of the shareholders of said corporation to be held on May 12, 2003 at 10:00 a.m. Pacific time for the purpose of considering and acting upon the following matter:

     To remove the current members of Celeritek, Inc.'s board of directors and replace them with the following individuals:

          A.  Kevin Douglas

          B.  Kenneth Potashner

          C.  Milton Borkowski

          D.  Bryant Riley

          E.  Lloyd Miller

     Attached as Exhibit A is all the information relating to each nominee for election as a director that is required to be disclosed in solicitations of proxies for election of directors in an election context, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14A-11 thereunder.

     Attached as Exhibit B hereto are each nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

     Attached as Exhibit C hereto are the names and addresses of each shareholder giving this notice (listed below) as such names and addresses appear on Celeritek's books and the class and number of shares of Celeritek which are owned beneficially and of record by each such shareholder.

     You are directed to give notice of said meeting, in the manner prescribed by the Bylaws of said corporation and applicable law, to all shareholders entitled to receive notice of, and to vote at, the meeting.

DATED:  March 11, 2003

                                 Bricoleur Capital Management

/s/Lloyd Miller                  By:  /s/Robert M. Poole
---------------                       -------------------
                                 Its:  Management Committee Member
Lloyd Miller

                                 B. Riley and Co. Inc.

/s/Kevin Douglas                 By:  /s/Bryant Riley
-----------------                     ---------------
Kevin Douglas                    Its:  CEO



                                 B. Riley and Co. Holdings, LLC

                                 By:  /s/Bryant Riley
                                      ---------------
                                 Its:  CEO

TO:  Secretary of Celeritek, Inc.

     The undersigned, the holder(s) of shares entitled to cast not less than 10 percent of the votes of Celeritek, Inc.
("Celeritek") do hereby call a special meeting of the shareholders of said corporation to be held on May 19, 2003 at 10:00 a.m. Pacific time for the purpose of considering and acting upon the following matter:

     To remove the current members of Celeritek, Inc.'s board of directors and replace them with the following individuals:

          A.  Kevin Douglas   B.  Kenneth Potashner

          C.  Milton Borkowski     D.  Bryant Riley

          E.  Lloyd Miller

     Attached as Exhibit A is all the information relating to each nominee for election as a director that is required to be disclosed in solicitations of proxies for election of directors in an election context, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14A-11 thereunder.

     Attached as Exhibit B hereto are each nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

     Attached as Exhibit C hereto are the names and addresses of each shareholder giving this notice (listed below) as such names and addresses appear on Celeritek's books and the class and number of shares of Celeritek which are owned beneficially and of record by each such shareholder.

     You are directed to give notice of said meeting, in the manner prescribed by the Bylaws of said corporation and applicable law, to all shareholders entitled to receive notice of, and to vote at, the meeting.

DATED:  March  19, 2003

                                 Bricoleur Capital Management,
                                 on behalf of itself and on
/s/Lloyd Miller                  behalf of the trusts,
----------------                 partnerships and funds listed
Lloyd Miller, on behalf of       opposite its name on Exhibit C
himself and on behalf of the
trusts listed opposite his name  By:  /s/Robert M. Poole
on Exhibit C                         --------------------
                                 Its:  Management Committee Member


                                 B. Riley and Co. Inc.
/s/Kevin Douglas
------------------               By:  /s/Bryant Riley
Kevin Douglas, on behalf of          ------------------
himself and on behalf of the     Its: CEO
trusts listed opposite his name
on Exhibit C



                                 B. Riley and Co. Holdings, LLC
/s/Michelle M. Douglas
-----------------------          By: /s/Bryant Riley
Michelle M. Douglas, on behalf       ----------------
of herself and on behalf of the  Its: CEO
trusts listed opposite her name
on Exhibit C




/s/James E. Douglas III
-----------------------
James E. Douglas III